SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

Current Report

Dated January 1, 2006

AMERICAN SAFETY INSURANCE

HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

SEC File Number 001-04795

44 Church Street

P.O. Box HM2064

Hamilton HM HX, Bermuda

(441) 295-5688

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR

240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the

Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the

Securities Act (17 CFR 240.13e-2(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Employment Agreement of Joseph D. Scollo, Jr.

On January 1, 2006, American Safety Insurance Services, Inc. (the "Company"), a consolidated subsidiary of American Safety Insurance Holdings, Ltd., entered into an amendment of the March 21, 2005, employment agreement with Joseph D. Scollo, Jr. relating to his services as Executive Vice President and Chief Operating Officer of the Company as well as of its corporate parent(s) American Safety Holdings Corp. and American Safety Insurance Holdings, Ltd., or its subsidiaries as mutually agreed. Pursuant to the amendment of the employment agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, the Company and Mr. Scollo agreed to the following material terms and conditions:

•	The amendment to Mr. Scollo's employment agreement provides for a base salary in 2006 of $325,000 and in 2007 of $325,000.
•	The amendment to Mr. Scollo's employment agreement provides that Mr. Scollo will have the title and duties of Executive Vice President and Chief Operating Officer.
•	All other terms and conditions remain unchanged.

Item 9.01	Financial Statements and Exhibits

10.2	Employment Agreement, Amendment #1 between American Safety Insurance Services, Inc. and Joseph D. Scollo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

Registrant

Date: January 4, 2006

By: /s/ Stephen R. Crim

Stephen R. Crim

President and Chief Executive Officer